UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Masisa S.A.
(Exact name of registrant as specified in its charter)

The Republic of Chile	Not Applicable

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Apoquindo 3650, Piso 10, Las Condes
Santiago, Chile
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
New York Stock Exchange New York Stock Exchange*
American Depositary Shares
(each representing 50 common shares)
Common Shares

*Listed, not for trading, but only in connection with the registration of American Depositary Shares, pursuant to the requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [   ]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered, hereunder, reference is made to the headings “Part Six—Legal Information—Description of Terranova Share Capital”, “—Description of Terranova American Depositary Receipts” and “—Exchange Controls”, and “Part Three—The Merger—Material Chilean Tax Consequences”, contained in the Registrant’s Registration Statement on Form F-4 (File No. 333-123459), as amended from time to time, filed with the Securities and Exchange Commission under the Securities Act of 1933, which referenced sections are hereby incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2005

Masisa S.A.

By:	/S/ Alejandro Droste Bertolo
Alejandro Droste Bertolo Chief Financial Officer

By:	/S/ Patricio Reyes Urrutia
Patricio Reyes Urrutia General Counsel